SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 15, 2002 (December 31, 2001)

TRACTOR SUPPLY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23314	13-3139732

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer

Incorporation or Organization)		Identification No.)

320 Plus Park Boulevard, Nashville, Tennessee	37217

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 366-4600

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE

Item 2. Acquisition or Disposition of Assets

On December 31, 2001, Tractor Supply Company (the “Company”), through a recently formed Joint Venture with Great American Group, Gordon Brothers Retail Partners, LLC and DJM Asset Management LLC, was the successful bidder at a liquidation bankruptcy auction for the buildings, improvements, fixtures and lease rights of certain retail stores formerly operated by Quality Stores, Inc., a debtor and debtor in possession under Chapter 11 of the United States Bankruptcy Code.

The bid, which has been approved by the United States Bankruptcy Court for the Western District of Michigan, provides for the Joint Venture to act as exclusive agent for the disposition of substantially all of the store assets located in New York, Pennsylvania, Virginia, Maryland, West Virginia, Delaware, Kentucky, Ohio, Indiana and Michigan. The bid totaled $34 million and was funded entirely through the Company’s existing revolving credit facility.

Under its agreement with the other Joint Venture partners, the Company has agreed to purchase the buildings for approximately 25 retail stores, to assume the building lease rights for approximately 60 additional retail stores and to purchase the related equipment, furniture and fixtures. After a complete liquidation of the existing inventory by other members of the joint venture, the Company expects to reopen approximately 85 retail stores in its own format by the middle of 2002.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements

Not applicable.

     (b)  Pro Forma Financial Information

Not applicable.

     (c)  Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date:	January 15, 2002	By:	/s/ Calvin B. Massmann Calvin B. Massmann Senior Vice President- Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial Officer)